UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/01/2009

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        As a result of the expiration of its previously existing change in control agreements on December 31, 2008, and as a continuation of that pre-existing program, Assurant, Inc. (the "Company") entered into new change of control agreements, effective as of January 1, 2009 (the "COC Agreements"), with several senior executives, including the following named executive officers: Messrs. Pollock, Peninger and Lemasters and Ms. Silvester. The new forms were approved by the Compensation Committee of the Company's Board of Directors on November 13, 2008. The COC Agreements are materially consistent with the Company's previously disclosed change in control agreements, except for the modifications noted below.

To provide further benefit to the Company and its shareholders, the COC Agreements now include restrictions on competition and solicitation. Under the COC Agreements, the senior executive may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the senior executive's employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the senior executive's employment is terminated by the Company for cause or by the senior executive without good reason, the non-competition period will expire six months after the date of termination. If the senior executive's employment is terminated by the Company without cause or by the senior executive for good reason, the non-competition period will expire on the date of termination.

Under the COC Agreements, senior executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the senior executive's employment.

To bring the COC Agreements into compliance with the new Treasury Regulations under Section 409A of the Internal Revenue Code, the payment of the Executive Short Term Incentive Plan ("ESTIP") award for the year in which the date of termination occurs will now be equal to 0.5 times the target annual ESTIP award (as opposed to a pro rata award).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: January 06, 2009	By:	/s/ Stephen W. Gauster
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary